UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013 blackhawk capital group bdc, inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

880 Third Avenue, 12th Floor, New York, New York (Address of principal executive offices)	10022-4730 (Zip Code)

Registrant’s telephone number, including area code: (917) 338-7710

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events.

Item 8.01 Other Events

Blackhawk Capital Group BDC, Inc., a Delaware corporation (the "Company"), respectfully submits this Form 8-K (this “8-K”) containing the following "Item 8.01 Other Events" information.

On or about July 31, 2013, the Company learned that OTC Markets/Pink Sheets, where the Company’s common stock, par value $0.00001 per share (“Common Stock”) trades, had attached to quotes for the Common Stock, a warning that the Company “may not be making material information publicly available” and a second warning that trading in the Common Stock may constitute trading “on the basis of material nonpublic information prohibited under Section 10(b) of the Securities Exchange Act of 1934 and Rules 10b-5 and 10b5-1 thereunder. Violators of these laws are subject to civil and criminal penalties.” The Company was advised by OTC Markets that these warnings were placed on quotes for the Common Stock because the Company was not current in its filings with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended.

In a Form 12B-25 filed with the SEC on March 31, 2011 reporting why the Company could not file its Annual Report on Form 10-K for the year ended December 31, 2010 on a timely basis, the Company stated:

"The Company's Annual Report on Form 10-K (the "Form 10-K") for the year ended December 31, 2010 cannot be filed within the prescribed time period without unreasonable effort or expense because the Company does not currently have any funds to pay its independent auditor, EisnerAmper LLP ("Auditor"), to commence work on the audit of the Company's financial statements for the fiscal year ended December 31, 2010. Attached as Exhibit A* to this Form 12b-25 is a letter from the Company's Auditor stating the specific reasons why the Auditor is unable to furnish on a timely basis its required opinion. The Company is trying to raise funds to have the Auditor commence work on the audit of the Company's 2010 financial statements. The Company expects to file the 2010 Form 10-K on or before the 15th calendar day following the prescribed due date. In addition, Commission staff is currently reviewing (the "Review") the Company's Form 1-E and 1-E/A filings ("Form 1-E") filed with the Commission in November 2010 and February 2011, respectively, under Regulation E of the Securities Act of 1933, as amended ("Securities Act"), relating to the offering of shares of common stock, par value $0.00001 per share ("Common Stock"). In connection with its Review, Commission staff has commented, among other things, on the Company's financial statements included in the Form 1-E, including unaudited financial statements for the fiscal quarter ended September 30, 2010 and the audited financial statements for the fiscal year ended December 31, 2009. Staff comments and resolution thereof will impact on the 2010 financial statements to be included in the Company's disclosure in its 2010 Form 10-K. The Company received the staff's comment letter in January 2011 and responded in February 2011. The Company is working with the SEC staff to resolve the open financial statement issues and other matters in the Form 1-E. As of the date of this filing, staff's Review and comments has not been completed. The Company cannot assure that it will be able to satisfactorily resolve the open matters with the Commission by the extended filing date for the 2010 Form 10-K."

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To the date of this 8-K, the Company has not filed its 2010 Form 10-K, 2011 Form 10-K, and 2012 Form 10-K and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011, September 30, 2011, March 31, 2012, June 30, 2012, September 30, 2012, March 31, 2013, and June 30, 2013, respectively (the "Form 10-Qs"), because the Company has no funds to pay its accountant and lawyer to perform such work. In addition, since the date of the Company’s filing of the Form 12B-25 on March 31, 2011 quoted above, in connection with the Review, the Company has not received any communication, either in writing or orally, from the SEC staff on the Review, and the Company has not made any communication, either in writing or orally, with SEC staff concerning the Review.

To the date of this 8-K, the Company has not been able to raise funds to (a) have its Auditor audit its financial statements for the fiscal years ended December 31, 2010, December 31, 2011, and December 31, 2012 and to prepare and file its 2010 Form 10-K, 2011 Form 10-K, and 2012 Form 10-K with the SEC; and (b) have its Auditor review, and prepare and file, its Form 10-Qs noted above. There can be no assurance that the Company will be able to raise funds to make the filings with the SEC that are described in this 8-K.

In a Form 8-K filed with the SEC on October 7, 2011, the Company reported similar information to that contained in this 8-K, including being contacted by OTC Markets/Pink Sheets on October 3, 2011 regarding a trading warning from such organization which trading warning was similar to, in sum and substance, the warning described in the second paragraph of this 8-K. In a Form 8-K filed with the SEC on April 10, 2012, the Company reported similar information to that contained in this 8-K, including the Company having learned on or about April 10, 2012 that OTC Markets/Pink Sheets had attached a trading warning from such organization which trading warning was similar to, in sum and substance, the warning described in the second paragraph of this 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2013	BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala
Craig A. Zabala
Chief Executive Officer

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